SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 29, 2000
        -----------------------------------------------------------------

                                 NCT Group, Inc.
                                 ---------------
             (Exact name of Registrant as specified in its charter)


      Delaware                       0-18267                      59-2501025
------------------               ---------------               --------------
(State or other juris-            (Commission                  (IRS Employer
diction of incorporation)          File Number)                Identification
                                                                    Number)


20 Ketchum Street, Westport, Connecticut                              06880
----------------------------------------                            ----------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number including area code:               (203) 226-4447


                                 Not Applicable
          (Former name or former address, if changes since last report)

Pursuant to the requirements of the Securities Exchange Act of 1934, NCT Group, Inc., a Delaware corporation (the "Registrant") hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated August 29, 2000 and filed on September 13, 2000 (the "Form 8-K"), as set forth in the pages attached hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) and (b)

The financial statements of Midcore Software, Inc. and pro forma financial information required as part of this item are being filed in this amendment to Form 8-K. The financial statements being filed as part of this amendment are as follows:

                                      NCT Group, Inc.
                                    Financial Statements

I.   Pro forma Financial Statements (Unaudited)

Unaudited Pro forma Statements of Operations - Introduction                F-1

NCT Group, Inc. Pro forma Consolidated Statement of Operations
for the year ended December 31, 1999                                       F-2

NCT Group, Inc. Notes to Unaudited Pro forma Consolidated
Statement of Operations for the year ended December 31, 1999               F-3

NCT Group, Inc. Pro forma Consolidated Statement of Operations
for the nine months ended September 30, 2000                               F-4

NCT Group, Inc. Notes to Unaudited Pro forma Consolidated
Statement of Operations for the nine months ended September 30, 2000       F-5

II.  Financial Statements of Midcore Software, Inc.

Report of Independent Auditors                                             F-6

Midcore Software, Inc. Consolidated Balance Sheets as of
 February 28, 1999, February 29, 2000 (audited) and
 August 31, 2000 (unaudited)                                               F-7

Midcore Software, Inc. Consolidated Statements of Operations for
 the year Ended  February 28, 1999 and February 29, 2000 (audited)
 and the six months Ended August 31, 1999 and 2000 (unaudited)             F-8

Midcore Software, Inc. Consolidated Statements of Stockholders'
 Deficiency for the years ended February 28, 1999 and
 February 29, 2000 (audited) the six months ended
 August 31, 2000 (Unaudited)                                               F-9

Midcore Software, Inc. Consolidated Statements of Cash Flows for
 the years ended February 28, 1999 and February 29, 2000 (audited)
 and the six months ended  August 31, 1999 and 2000 (unaudited)            F-10

Notes to Consolidated Financial Statements                                 F-11


(c)  EXHIBITS.

The exhibits required by Item 601 of Regulation S-K are hereby incorporated by reference to the Form 8-K.

NCT Group, Inc.
Unaudited Pro forma Statements of Operations - Introduction


On August 29, 2000, NCT Group, Inc. ("NCT") acquired 100% of the outstanding capital stock of Midcore Software, Inc. ("Midcore"), a Connecticut corporation, through a merger with NCT Midcore, Inc., a Delaware corporation and newly formed, wholly owned subsidiary of NCT (subsequently renamed Midcore Software, Inc.). In connection therewith, NCT issued 13,913,355 restricted shares of its common stock based upon a 10-day weighted average closing bid price of $0.34626 per share, an aggregate value of $4,817,638. In addition, the purchase consideration includes $1,725,000 to be paid by NCT in cash over 36 months based upon earned royalties, as defined in the Agreement and Plan of Merger. The Agreement and Plan of Merger also provides that additional shares of NCT's common stock may be issued to the former shareholders of Midcore under certain circumstances.

The business combination was accounted for as a purchase. The results of operations of Midcore are included in the consolidated results of operations of NCT from the date of acquisition. The accompanying unaudited pro forma consolidated statements of operations give effect to the merger as if it had occurred on January 1, 1999. NCT and Midcore, on a combined basis, are referred to herein as the "Company."

The unaudited pro forma consolidated statements of operations described above have been prepared by the Company's management and should be read in conjunction with the historical financial statements of NCT and Midcore and the related notes thereto. The unaudited pro forma consolidated statements of operations are not necessarily indicative of the results of operations that may have actually occurred had the acquisition taken place on January 1, 1999, or the future results of the Company.

                              NCT Group, Inc. and Subsidiaries
                        Pro forma Consolidated Statement of Operations
                            For the Year Ended December 31, 1999
                                       (Unaudited)
                         (in thousands, except per share amounts)

                                                                      Historical
                                                              -------------------------  Pro forma
                                                                   NCT        Midcore    Adjustments   Pro forma
                                                              ------------- ----------- ------------------------

REVENUE

   Technology licensing fees and royalties                       $   3,552      $    -    $     -      $  3,552
   Product sales, net                                                2,208         663          -         2,871
   Engineering and development services                              1,303           -          -         1,303
                                                              ------------- ----------- ----------    ----------
       Total revenue                                             $   7,063      $  663    $     -      $  7,726
                                                              ------------- ----------- ----------    ----------

COSTS AND EXPENSES

   Cost of product sales                                         $   2,767      $    -    $     -      $  2,767
   Cost of engineering and development services                      2,216           -          -         2,216
   Selling, general and administrative                              11,878         696        160  (a)   13,070
                                                                                              336  (d)
   Research and development                                          6,223           -          -         6,223
   Write-down of investment in unconsolidated subsidiary             2,385           -          -         2,385
   Reserve for promissory notes and pre-acquisition costs            1,788           -          -         1,788
   Impairment of goodwill                                            3,125           -          -         3,125
   Other (income) expense                                             (100)          -          -          (100)
   Interest (income) expense - net                                     552          19         (6) (b)      550
                                                                                              (15) (c)
                                                              ------------- ----------- ----------    ----------
       Total costs and expenses                                  $  30,834      $  715    $   475      $ 32,024
                                                              ------------- ----------- ----------    ----------

Net loss                                                         $ (23,771)     $  (52)   $  (475)     $(24,298)
                                                              ------------- ----------- ----------    ----------

Preferred stock beneficial conversion feature                    $  10,567      $    -    $     -      $ 10,567
Accretion of difference between carrying amount
  of redeemable preferred stock                                        494           -          -           494
                                                              ------------- ----------- ----------    ----------

Net loss attributable to common shareholders                     $ (34,832)     $  (52)   $  (475)     $(35,359)
                                                              ============= =========== ==========    ==========

Basic and diluted net loss per common share                      $   (0.18)     $(1.68)       N/A      $  (0.17)
                                                              ============= =========== ==========    ==========

Weighted-average number of common shares
 outstanding                                                       190,384          31     13,913  (e)  204,297
                                                              ============= =========== ==========    ==========

NCT Group, Inc. and Subsidiaries
Notes to Unaudited Pro forma Consolidated Statement of Operations
For the Year Ended December 31, 1999

The pro forma consolidated statement of operations of NCT gives effect to the issuance of NCT common stock in exchange for all the outstanding stock of Midcore and the recording of a $1,725,000 royalty as additional purchase price as if it had occurred on January 1, 1999. In addition, NCT and Midcore entered into other agreements that took place concurrently with the merger. Following is a summary of the pro forma adjustments to reflect the foregoing

Notes:
-----

(a) Adjustment which records the difference between the base salaries of the employment agreements entered into with three officers of Midcore and their actual salaries for the year ended December 31, 1999.

(b) Adjustment which records the elimination of interest expense incurred on loans from shareholders and one outside party which were repaid by Midcore concurrently with the merger.

(c) Adjustment which records interest income on non-recourse loans receivable for stock subscription agreements which were entered into concurrently with the merger.

(d)  Adjustment  which  records  the  amortization  of  goodwill   amounting  to
     approximately $6,725,000 over a period of 20 years.

(e) Pro forma net income per share is computed by dividing the pro forma net income by NCT's weighted-average number of shares after giving effect to the issuance of 13,913,355 shares of common stock. Incremental shares from the effect of options, warrants and convertible preferred stock have not been included in the weighted average shares calculation on a diluted basis as the effect would have been antidilutive.

                                         NCT Group, Inc. and Subsidiaries
                                  Pro forma Consolidated Statement of Operations
                                                   (Unaudited)
                                     (in thousands, except per share amounts)

                                                               Historical
                                                   ----------------------------------
                                                    For the nine     For the period
                                                    months ended     from January 1,
                                                    September 30,     2000 through
                                                        2000         August 29, 2000
                                                   ---------------  -----------------  Pro forma
                                                         NCT            Midcore        Adjustments       Pro forma
                                                   ---------------  ---------------   ------------------------------

REVENUE

   Technology licensing fees and royalties              $   7,906        $      -         $     -        $   7,906
   Product sales, net                                       1,205             543               -            1,748
   Advertising revenue                                        242               -               -              242
   Engineering and development services                        59               -               -               59
                                                   ---------------  ---------------  -------------    -------------
       Total revenue                                    $   9,412        $    543         $     -        $   9,955
                                                   ---------------  ---------------  -------------    -------------

COSTS AND EXPENSES

   Cost of product sales                                $   1,045        $      -         $     -        $   1,045
   Royalty expense                                            363               -               -              363
   Cost of media sales                                        410               -               -              410
   Cost of engineering and development services                54               -               -               54
   Selling, general and administrative                      5,380             576             114  (a)       6,294
                                                                                              224  (d)
   Research and development                                 3,351               -               -            3,351
   Other (income) expense                                   2,920               -               -            2,920
   Interest (income) expense                                1,655              15              (5) (b)       1,654
                                                                                              (11) (c)
                                                   ---------------  ---------------  -------------    -------------
       Total costs and expenses                         $  15,178        $    591         $   322        $  16,091
                                                   ---------------  ---------------  -------------    -------------

Net loss                                                $  (5,766)       $    (48)        $  (322)       $  (6,136)
                                                   ---------------  ---------------  -------------    -------------

Preferred stock beneficial conversion feature           $   3,569        $      -         $     -        $   3,569
Preferred stock dividend requirement                        1,104               -               -            1,104
Accretion of difference between carrying amount
  of redeemable preferred stock                                87               -               -               87
                                                   ---------------  ---------------  -------------    -------------

Net loss attributable to common shareholders            $ (10,526)       $    (48)        $  (322)       $ (10,896)
                                                   ===============  ===============  =============    =============

Basic and diluted net loss per share                    $   (0.04)       $  (1.55)           N/A         $   (0.04)
                                                   ===============  ===============  =============    =============
Weighted-average number of common shares
 outstanding                                            $ 281,815        $     31         $13,913  (e)   $ 295,728
                                                   ===============  ===============  =============    =============

NCT Group, Inc. and Subsidiaries
Notes to Unaudited Pro forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2000

The pro forma consolidated statement of operations of NCT gives effect to the issuance of NCT common stock in exchange for all the outstanding stock of Midcore and the recording of a $1,725,000 royalty as additional purchase price as if it had occurred on January 1, 1999. In addition, NCT and Midcore entered into other agreements that took place concurrently with the merger. Following is a summary of the pro forma adjustments to reflect the foregoing:

Notes:
-----

(a) Adjustment which records the difference between the base salaries of the employment agreements entered into with three officers of Midcore and their actual salaries for the eight months ended August 31, 2000. The historical financial statements include one month of salaries under these employment agreements.

(b) Adjustment which records the elimination of interest expense incurred on loans from shareholders and one outside party which were repaid by Midcore concurrently with the merger.

(c) Adjustment which records interest income on non-recourse loans receivable for stock subscription agreements which were entered into concurrently with the merger.

(d) Adjustment which records the amortization of goodwill amounting to approximately $6,725,000 over a period of 20 years. The pro forma adjustment reflects eight months of amortization expense thereon. The historical financial statements include one month of amortization expense.

(e) Pro forma net income per share is computed by dividing the pro forma net income by NCT's weighted-average number of shares after giving effect to the issuance of 13,913,355 shares of common stock. Incremental shares from the effect of options, warrants and convertible preferred stock have not been included in the weighted-average shares calculation on a diluted basis as the effect would have been antidilutive.

INDEPENDENT AUDITOR'S REPORT




To the Board of Directors
Midcore Software, Inc.


We have audited the accompanying consolidated balance sheets of Midcore Software, Inc. and Subsidiary as of February 29, 2000 and February 28, 1999 and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Midcore Software, Inc. and Subsidiary as of February 29, 2000 and February 28, 1999 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




GOLDSTEIN GOLUB KESSLER LLP

New York, New York
October 10, 2000

MIDCORE SOFTWARE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

                                                                        February 28,       February 29,       August 31,
                                                                            1999               2000              2000
                                                                       ----------------   ----------------   --------------
ASSETS                                                                                                        (Unaudited)
Current assets:
     Cash                                                                    $  21,856          $  66,428         $ 17,927
     Accounts receivable                                                        63,541             39,870           15,562
     Prepaid expenses                                                                                   -            5,958
                                                                       ----------------   ----------------   --------------
                     Total current assets                                    $  85,397          $ 106,298         $ 39,447
                                                                       ----------------   ----------------   --------------
Property and Equipment, at cost, less accumulated depreciation
   of $96,884, $99,955 and $100,519, respectively                                3,423              3,235            2,671
Deferred Tax Asset, net of valuation allowance of
   $77,000, $98,000 and $112,000, respectively                                       -                  -                -
Other assets                                                                     3,195              2,248            2,248
                                                                       ----------------   ----------------   --------------
                     Total Assets                                            $  92,015          $ 111,781         $ 44,366
                                                                       ================   ================   ==============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
     Note payable - bank                                                     $  27,657          $  56,403              $ -
     Accounts payable and accrued expenses                                      47,352            113,493           45,469
     Notes payable - short-term                                                 20,000             20,000                -
     Current portion of long-term debt                                          23,301             19,167              739
                                                                       ----------------   ----------------   --------------
                     Total current liabilities                               $ 118,310          $ 209,063         $ 46,208
                                                                       ----------------   ----------------   --------------

Loans Payable - stockholders                                                    92,638             93,042                -
Long-term Debt, net of current portion                                          63,811             44,644                -
                                                                       ----------------   ----------------   --------------
                     Total liabilities                                       $ 274,759          $ 346,749         $ 46,208
                                                                       ----------------   ----------------   --------------

Commitments

Stockholders' Deficiency:
     Common stock - no par value, authorized 400,000
      shares; issued and outstanding 31,300, 31,300
      and 37,301 shares, respectively                                           66,500             66,500          602,711
     Stock subscription receivable                                                   -                  -         (212,672)
     Accumulated  deficit                                                     (249,244)          (301,468)        (391,881)
                                                                       ----------------   ----------------   --------------
                     Stockholders' deficiency                                $(182,744)         $(234,968)          (1,842)
                                                                       ----------------   ----------------   --------------
                     Total Liabilities and Stockholders' Deficiency          $  92,015          $ 111,781         $ 44,366
                                                                       ================   ================   ==============

See Notes to Consoldiated Financial Statements

MIDCORE SOFTWARE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                        Six-month
                                                                    Year ended                         period ended
                                                           February 28,      February 29,              August 31,
                                                           --------------   ---------------    -----------   ------------
                                                                                                       (unaudited)
                                                               1999              2000             1999          2000
                                                           --------------   ---------------    -----------   ------------
Net revenue                                                    $ 662,076         $ 663,121      $ 370,784      $ 407,417

Costs and expenses                                               597,165           696,494        339,824        431,543
                                                           --------------   ---------------    -----------   ------------
Income (loss) before other expense                                64,911           (33,373)        30,960        (24,126)

Other expense - interest                                          20,917            18,851          8,604         11,537
                                                           --------------   ---------------    -----------   ------------
Net income (Loss)                                              $  43,994         $ (52,224)     $  22,356      $ (35,663)
                                                           ==============   ===============    ===========   ============
Earnings (loss) per shares:
   Basic and diluted                                           $    1.41         $   (1.67)     $    0.71      $   (1.14)
                                                           ==============   ===============    ===========   ============
Weighted-average number of common shares outstanding:
   Basic and diluted                                              31,300            31,300         31,300         31,398
                                                           ==============   ===============    ===========   ============

See Notes to Consolidated Financial Statements

MIDCORE SOFTWARE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY


                                                                                Stock                        Stockholders'
                                                       Common Stock          Subscription    Accumulated        Equity
                                                    Shares      Amount       Receivable        Deficit       (Deficiency)
                                                  ----------  -----------   -------------  ---------------  --------------
Balance at February 28, 1998                         31,300     $ 66,500               -       $ (293,238)     $ (226,738)

Net income                                                -            -               -           43,994          43,994
                                                  ----------  -----------   -------------  ---------------  --------------
Balance at February 28, 1999                         31,300     $ 66,500               -       $ (249,244)     $ (182,744)

Net loss                                                  -            -               -          (52,224)        (52,224)
                                                  ----------  -----------   -------------  ---------------  --------------
Balance at February 29, 2000                         31,300     $ 66,500               -       $ (301,468)     $ (234,968)

Unaudited:
  Issuance of common stock for:
    Forgiveness of short-term notes payable             570       74,750               -                -          74,750
    Forgiveness of stockholders' loans                  556      156,969               -          (54,750)        102,219
    Exercise of employees' stock options              4,350    $ 212,672      $ (212,672)               -               -
    Exercise of options granted related
      to a consulting agreement                         200       34,945               -                -          34,945
    Finders' fees in connection with
      the merger described in Note 13                   325       56,875               -                -          56,875

Net loss (unaudited)                                      -            -               -          (35,663)        (35,663)
                                                  ----------  -----------   -------------  ---------------  --------------
Balance at August 31, 2000 (unaudited)               37,301    $ 602,711      $ (212,672)      $ (391,881)     $   (1,842)
                                                  ==========  ===========   =============  ===============  ==============

See Notes to Consolidated Financial Statements

MIDCORE SOFTWARE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                            Six-month
                                                                               Year ended                 Period ended
                                                                         February 28,  February 29,        August 31,
                                                                         -----------    ----------   ---------   ----------
                                                                            1999          2000         1999        2000
                                                                         -----------    ----------   ---------   ----------
                                                                                                           (unaudited)
Cash flows from operating activities:
      Net income (loss)                                                    $ 43,994     $ (52,224)   $ 22,356    $ (35,663)
      Adjustments to reconcile net income (loss) to net cash
       provided by operating activities:
         Depreciation and amortization                                        8,480         3,071       1,273          564
         Stock issued for compensation and finders' fees                          -             -           -      131,570
         (Increase) decrease in accounts receivable                         (22,948)       23,670      40,868       24,308
         Increase in prepaid expenses                                             -             -           -       (5,958)
         Decrease in other assets                                             2,366           947           -            -
         Increase (decrease) in accounts payable                             (5,653)       66,141      29,371      (60,868)
                                                                         -----------    ----------   ---------   ----------
                      Net cash provided by operating activities            $ 26,239     $  41,605    $ 93,868    $  53,953
                                                                         -----------    ----------   ---------   ----------
Cash used in investing activity - purchase of property and equipment       $      -     $  (2,883)   $   (747)   $       -
                                                                         -----------    ----------   ---------   ----------
Cash flows from financing activities:
      Net proceeds (payments) on line of credit and long-term debt          (42,255)        5,446     (41,390)    (119,475)
      Net proceeds from stockholders' loans                                   1,401           404           -        2,021
      Issuance of common stock warrants                                           -             -           -       15,000
                                                                         -----------    ----------   ---------   ----------
                     Net cash provided by (used in) financing activities   $(40,854)    $   5,850    $(41,390)   $(102,454)
                                                                         -----------    ----------   ---------   ----------
Net increase (decrease) in cash                                             (14,615)       44,572      51,731      (48,501)

Cash at beginning of period                                                  36,471        21,856      21,856       66,428
                                                                         -----------    ----------   ---------   ----------
Cash at end of period                                                      $ 21,856     $  66,428    $ 73,587    $  17,927
                                                                         ===========    ==========   =========   ==========

Supplemental schedule of noncash financing and investing activities:

      Loans forgiven in exchange for issuance of common stock              $      -     $       -    $      -    $ 122,219
                                                                         ===========    ==========   =========   ==========
      Loans receivable upon issuance of stock options                      $      -     $       -    $      -    $ 212,672
                                                                         ===========    ==========   =========   ==========
      Machinery and equipment acquired under capital lease                 $  3,051     $       -    $      -    $       -
                                                                         ===========    ==========   =========   ==========

See Notes to Consolidated Financial Statements

1.  Principal        The accompanying  consolidated financial statements include
    Business         the  accounts  of  Midcore  Software,  Inc.  and its wholly
    Activity and     owned  subsidiary,   Midcore  Software,   Ltd.  (a  company
    Summary of       incorporated   in   the   United   Kingdom),    hereinafter
    Significant      collectively   known   as   the   "Company."    Significant
    Accounting       intercompany    accounts   and   transactions   have   been
    Policies:        eliminated.  The Company develops  Internet  infrastructure
                     products  to  enhance   the   performance,   security   and
                     reliability of any Internet connection for companies that have a central computer network.

                     The accompanying unaudited interim consolidated financial statements include all adjustments (consisting only of those of a normal recurring nature) necessary for a fair statement of the results of the interim period. The results of operations for the six-month periods ended August 31, 1999 and August 31, 2000 are not necessarily indicative of the results of operations expected for the entire year.

                     Revenue from the sale of products is recognized at the date of shipment to customers. Service revenue is recognized when services have been performed.

                     The financial position and results of operations of the Company's foreign subsidiary are measured using local currency as the functional currency. Assets and liabilities of this subsidiary have been translated at current exchange rates, and related revenue and expenses have been translated at average monthly exchange rates. The aggregate effect of translation adjustments is immaterial.

                     The Company maintains cash in bank deposit accounts that at times exceed federally insured limits. The Company has not experienced any losses on these accounts.

                     Deferred income taxes arise from differences in bases between tax reporting and financial reporting.

                     Depreciation and amortization is provided for based upon the provisions of the Internal Revenue Code. Such depreciation and amortization does not differ materially from that which would be recorded under generally accepted accounting principles.

                     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements. Actual results could differ from those estimates.

                     The Company elected to measure compensation cost using APB Opinion No. 25 as is permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock Based Compensation, and has elected to comply with other provisions and disclosure-only requirements of SFAS No. 123.

                     The Company operates in only one segment.

                     Basic net income (loss) per common share is calculated by dividing net income (loss) by the weighted-average number of shares of common stock outstanding. Diluted earnings per common share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding options and warrants to purchase common stock. No incremental shares were used in the February 29, 2000 and August 31, 2000 calculation of diluted earnings per share since they would have had an antidilutive effect. Options to purchase 2,700 shares of common stock and 4,550 shares of common stock were outstanding during the year ended February 28, 1999 and the six-month period ended August 31, 1999, respectively, but were not included in the computation of diluted earnings per share because the options' exercise price was greater than or equal to the market price of the common shares.

                     Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

                     Effective June 1, 1999, the Company's board of directors authorized a 100-for-1 stock split, increasing the number of issued and outstanding common stock to 31,300 shares. All references to the number of shares and per share data in the accompanying financial statements give retroactive effect to this stock split.

2.  Property and     Property and equipment, at cost, consists of:
    Equipment:

                                                                                             Depreciation/
                                                 February 28,  February 29,    August 31,     Amortization
                                                     1999         2000           2000            Period
                     ---------------------------------------------------------------------------------------
                                                                               (unaudited)
                     Furniture and fixtures         $  11,659     $  14,542    $   14,542     5 to 7 years
                     Computer hardware                 63,208        63,208        63,208     3 to 5 years
                     Computer software                 25,440        25,440        25,440          3 years
                     ---------------------------------------------------------------------------------------
                                                      100,307       103,190       103,190
                     Less accumulated depreciation    (96,884)      (99,955)     (100,519)
                     ---------------------------------------------------------------------------------------
                                                    $   3,423      $  3,235    $    2,671
                     =======================================================================================

3.  Note Payable -   The  Company has a line of credit with a bank in the amount
    Bank:            of $27,657 and $56,403 at  February  28, 1999 and  February
                     29, 2000, respectively. The maximum amount of borrowings under this line of credit is $75,000. Borrowings are collateralized by all of the Company's assets. Borrowings under the line of credit bear interest at the bank's prime lending rate (8.75% as of February 29, 2000) plus 1 1/4% and the loan is payable on demand. This line of credit was paid in full during the six-month period ended August 31, 2000. Because the interest rates changed with changes in the prime rate, the fair value of the bank debt is equal to the carrying amount.

4. Notes Payable - The notes payable - short-term are payable to two parties, Short-term: one of whom is a stockholder of the Company. The notes bear interest at the rate of 10% per annum and were due on November 10, 2000. During the six months ended August 31,
                     2000, these loans were repaid by the Company in exchange for shares of the Company's common stock. Total interest incurred on these loans amounted to $2,000 for each of the years ended February 28, 1999 and February 29, 2000 and
                     $1,000 for each of the six-month periods ended August 31, 1999 and 2000. Based upon rates currently available to the Company for loans with similar terms, the fair value of the notes payable - short-term does not vary significantly from the carrying amount.

5.  Loans Payable -  Loans payable -  stockholders  consist of various  advances
    Stockholders:    made to the  Company.  These  loans  bear  interest  at the rate of 6% per annum. These loans have no stated repayment terms. During the six-month period ended August 31, 2000, these loans were repaid by the Company in exchange for shares of the Company's common stock. Total interest incurred on these loans amounted to $5,558 and $5,592 for the years ended February 28, 1999 and February 29, 2000, respectively, and $2,771 and $2,774 for the six-month periods ended August 31, 1999 and 2000, respectively. The fair value of the loans is not materially different from the carrying amounts based on rates currently available to the Company for loans with similar terms.

6.  Long-term        Long-term debt consists of the following:
    Debt:

                                                                                    February 28,  February 29,  August 31,
                                                                                        1999          2000         2000
                     -----------------------------------------------------------------------------------------------------
                                                                                                               (unaudited)
                     Note  payable - bank,  payable in monthly  installments  of
                     $1,488  plus  interest  at the bank's  prime  lending  rate
                     (8.75% as of February  29,  2000) plus 1/4% per year.  This note is secured  by all the  Company's  assets,  personally guaranteed  and  secured  by  specific  assets  of  certain officers and  stockholders  of the  Company.  This note was paid in full during the  six-month  period ended August 31,
                     2000.  Because the interest  rates  changed with changes in the prime rate, the fair value of the bank debt is equal to
                     the carrying amount.                                             $80,357        $62,500

                     Equipment lease obligations payable through March 2001.            6,755          1,311        $ 739
                     -----------------------------------------------------------------------------------------------------
                                                                                       87,112         63,811          739
                     Less current portion                                              23,301         19,167          739
                     -----------------------------------------------------------------------------------------------------
                                                                                      $63,811        $44,644        $ -0-
                     =====================================================================================================

7.  Commitments:     The Company is obligated under  a  noncancelable  operating lease for its  administrative  office  expiring  March  31,
                     2001.  The  future  aggregate   minimum  rental commitments
                     are $16,065 for the six-month period ending February 28, 2001 and $2,678 for the year ending February 28, 2002.

                     Rent expense for the years ended February 28, 1999 and February 29, 2000 amounted to approximately $30,000 and $28,000, respectively. Rent expense for the six-month periods ended August 31, 1999 and 2000 amounted to $15,000 and $16,000, respectively.

                     In conjunction with the merger described in Note 13, the Company entered into employment agreements expiring August 29, 2003 with three officers of the Company who are also stockholders. The approximate aggregate commitment for future salaries and employee benefits, excluding bonuses, under these employment agreements is as follows:

                     Six-month period ending February 28, 2001          $160,051

                     Year ending February 28,

                             2002                                        320,101
                             2003                                        320,101

                     -----------------------------------------------------------
                                                                        $800,253
                     ===========================================================


                     The above employment agreements shall be automatically renewed for additional one-year periods until either party elects to terminate the agreement, as provided for in the agreement.


8. Concentration The Company's customers are primarily small to mid-sized of Credit Risk: corporations in diversified industries located both in the
                     United States and Europe.  Upon meeting  certain  criteria, the  Company  grants  credit  to its  customers.  Financial
                     instruments  that   potentially   subject  the  Company  to
                     concentrations of credit risk consist  principally of trade accounts receivable. The concentrations of credit risk with respect to the trade  receivables are low due to management
                     credit   approvals   and   monitoring   procedures.   Trade
                     receivables are short-term and the Company does not require collateral on these trade receivables.


9.  Major            During  the period  ended  August  31,  2000,  sales to one
    Customer:        customer  accounted for  approximately  10% of net revenue.
                     This customer had no accounts  receivable balance at August
                     31, 2000.

10. Geographic       Revenue from external customers attributable to:
    Areas:

                                                                                Six-month
                                                       Year ended              period ended
                                              February 28,   February 29,       August 31,
                                                 1999           2000          1999      2000
                     ----------------------------------------------------------------------------
                                                                                     (unaudited)

                     United States            $597,810        $541,032      $323,881   $351,886
                     United Kingdom             64,266         122,089        46,903     55,531
                     -----------------------------------------------------------------------------
                          Total revenue       $662,076        $663,121      $370,784   $407,417
                     =============================================================================


                     Long-lived assets located in:

                                                           February 28,  February 29,   August 31,
                                                               1999         2000          2000
                                                                                       (unaudited)
                       United States                         $6,618        $3,882        $3,435
                       United Kingdom                             -         1,601         1,484
                       ----------------------------------------------------------------------------
                            Total long-lived assets          $6,618        $5,483        $4,919
                       ============================================================================

11.  Income Taxes:   The  deferred  income  tax asset  primarily  relates to the tax effect of net operating loss carryforwards. Considering the  uncertainty  regarding the  ultimate  amount of income
                     tax  benefits  to  be   derived  from the  use of  the  net
                     operating loss carryforwards, the Company has recorded a full valuation allowance in each period presented.

                     At February 29, 2000, the Company has a net operating loss carryforward of approximately $245,000 available to reduce future federal taxable income through 2020.

                     The  difference   between  income  taxes  computed  at  the
                     statutory federal rate and the provision for income taxes relate to the following:

                                                                                                     Six-month
                                                                           Year ended               period ended
                                                                   February 28,    February 29,       August 31,
                                                                      1999            2000           1999   2000
                     -----------------------------------------------------------------------------------------------------
                                                                                                         (unaudited)
                     Federal statutory rate                            34 %         (34)%             34 %   (34)%
                     Effect of reduced federal income tax rate        (19)           19              (19)     19
                     State income taxes, net of current portion         7            (7)               7      (7)
                     Foreign taxes                                      -             -                -      (9)
                     Valuation allowance attributable to
                       net operating loss carryforward                  -            22                -      31
                     Utilization of net operating loss
                       carryforward                                   (22)            -              (22)      -
                     -----------------------------------------------------------------------------------------------------
                     Effect                                            -0-           -0-              -0-     -0-
                     =====================================================================================================

                     Midcore Software, Inc. and its subsidiary file separate tax returns.

12. STOCK OPTION     The  Company  has  an  incentive  stock  option  plan  (the
    PLAN:            "Plan") under which options to purchase  150,000  shares of common stock may be granted to certain key employees. The exercise price will be based on the fair market value of such shares as determined by the board of directors at the date of the grant of such options.

                     A summary of the status of the Company's options as of February 28, 1999, February 29, 2000 and August 31, 2000, and changes during the periods then ended is presented below:

                                              February 28, 1999         February 29, 2000       August 31, 2000
                     -----------------------------------------------------------------------------------------------------
                                                                                                    (unaudited)

                                                          Weighted-               Weighted-              Weighted-
                                                           average                 average                average
                                               Number     Exercise      Number    Exercise    Number     Exercise
                                             of Shares     Price      of Shares    Price     of Shares    Price
                     -----------------------------------------------------------------------------------------------------
                     Outstanding at
                      beginning of period       2,700      $50.24        2,700     $50.24      4,550     $  49.08
                     Granted                                             1,850      47.39
                     Canceled
                     Exercised                                                                (4,550)      (49.08)
                     -----------------------------------------------------------------------------------------------------
                     Outstanding at
                      end of period             2,700      $50.24        4,550     $49.08         -0-    $     -0-
                     =====================================================================================================
                     Options exercisable
                      at period-end             2,700      $50.24        2,700     $50.24          -            -
                     =====================================================================================================

                     The Company had elected to apply APB Opinion No. 25 and related interpretations in accounting for its stock options and has adopted the disclosure-only provisions of SFAS No.
                     123. Had the Company elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net income and income per common share would have been as follows:

                                                                                              Six-month
                                                                  Year ended                  period ended
                                                          February 28,    February 29,        August 31,
                                                             1999            2000          1999       2000
                     -----------------------------------------------------------------------------------------------------
                                                                                                    (unaudited)
                     Net income (loss) - as reported        $43,994        $(55,224)      $22,356   $(35,663)
                     =====================================================================================================

                     Net income  (loss) - pro forma          43,994         (78,093)       19,089    (51,993)
                     =====================================================================================================

                     Basic and diluted earnings per
                      share - as reported                   $  1.41        $  (1.67)       $  .71    $ (1.14)
                     =====================================================================================================

                     Basic and diluted earnings per
                      share - pro forma                     $  1.41         $ (2.49)        $ .61    $ (1.66)
                     =====================================================================================================

                     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: no expected volatility, risk-free interest rate of 6.1%; expected lives of 10 years; and no expected dividends.


13. Merger:          On August 29,  2000,  the Company  merged into NCT Midcore,
                     Inc., a wholly owned subsidiary of NCT Group, Inc. ("NCT").
                     Each share of the Company's common stock was converted into shares of NCT common stock as calculated by the formula included in the Agreement and Plan of Merger.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NCT GROUP, INC.
                                          Registrant



                                          By:   /s/ CY E. HAMMOND
                                                -------------------------
                                                Cy E. Hammond
                                                Senior Vice President and
                                                Chief Financial Officer


Date: February __, 2001